Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the USA Truck, Inc. 2004 Equity Incentive Plan of USA Truck, Inc., of our report dated January 29, 2004 with respect to the consolidated financial statements and schedule of USA Truck, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2003 filed with the Securities and Exchange Commission.

/s/  ERNST & YOUNG LLP

Tulsa, Oklahoma

July 30, 2004